Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Manager of Investor Relations, or
Katherine L. Johnston, Investor Relations Analyst
(617) 796-8222
www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods

Ended September 30, 2007

Newton, MA (November 6, 2007): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and nine months ended September 30, 2007.

Results for the quarter ended September 30, 2007:

Net income available for common shareholders was $16.8 million for the quarter ended September 30, 2007, compared to $22.1 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended September 30, 2007 and 2006 was $0.08 and $0.11, respectively.

Funds from operations (FFO) available for common shareholders for the quarter ended September 30, 2007, were $62.9 million, or $0.30 per share basic, $0.29 per share diluted, compared to FFO available for common shareholders for the quarter ended September 30, 2006, of $62.0 million, or $0.30 per share basic and diluted.

The weighted average number of basic and diluted common shares outstanding totaled 212,078,394 and 241,271,052, respectively, for the quarter ended September 30, 2007, and 209,991,644 for the quarter ended September 30, 2006.

Results for the nine months ended September 30, 2007:

Net income available for common shareholders was $50.6 million for the nine months ended September 30, 2007, compared to $175.8 million for the same period last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the nine months ended September 30, 2007 and 2006 was $0.24 and $0.84, respectively.  Net income for the nine months ended September 30, 2006 included a $116.3 million, or $0.55 per share, gain on sale of equity investments.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock
Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Funds from operations (FFO) available for common shareholders for the nine months ended September 30, 2007, were $186.7 million, or $0.88 per share basic, $0.85 per share diluted, compared to FFO available for common shareholders for the nine months ended September 30, 2006, of $189.4 million, or $0.90 per share basic and diluted.

The weighted average number of basic and diluted common shares outstanding totaled 211,474,660 and 240,667,318, respectively, for the nine months ended September 30, 2007, and 209,940,526 for the nine months ended September 30, 2006.

Occupancy and Leasing Results:

As of September 30, 2007, 92.8% of HRPT’s total square feet was leased, compared to 92.9% as of June 30, 2007, and 93.4% leased as of September 30, 2006.

HRPT signed new leases for 248,000 square feet and lease renewals for 1,235,000 square feet during the quarter ended September 30, 2007, for weighted average rental rates that were 9% above prior rents for the same space.  Average lease terms for leases signed during the third quarter of 2007 were 7.7 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended September 30, 2007, totaled $11.88 per square foot on a weighted average basis.

Investing Activities:

During the third quarter of 2007, HRPT acquired six properties with 340,000 square feet of space for $48.5 million, excluding closing costs.

Conference Call:

On Tuesday, November 6, 2007, at 1:00 p.m. Eastern Time, Adam Portnoy, managing trustee, and John Popeo, chief financial officer, will host a conference call to discuss the third quarter 2007 results.

The conference call telephone number is (800) 580-6377.  Participants calling from outside the United States and Canada should dial (913) 981-5578.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 4:00 p.m. Eastern Time Tuesday, November 13, 2007.  To hear the replay, dial (719) 457-0820.  The replay pass code is 3260564.

A live audio webcast of the conference call will also be available in a listen only mode on HRPT’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HRPT’s web site for about one week after the call.

Supplemental Data:

A copy of HRPT’s Third Quarter 2007 Supplemental Operating and Financial Data is available for download at HRPT’s web site.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of September 30, 2007, HRPT owned 530 properties with 63.9 million square feet, including approximately 17 million square feet of leased industrial and commercial lands in Oahu, HI.  HRPT is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition, along with an explanation of our calculation of FFO.

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Rental income	$211,217	$202,542	$626,262	$590,058

Expenses:
Operating expenses	82,768	80,219	243,935	227,981
Depreciation and amortization	46,116	41,064	135,413	119,109
General and administrative	8,947	8,513	26,650	24,926
Total expenses	137,831	129,796	405,998	372,016

Operating income	73,386	72,746	220,264	218,042

Interest income	415	573	1,442	2,118
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,085, $1,105, $3,207 and $3,348, respectively)	(44,055)	(43,169)	(126,627)	(126,317)
Loss on early extinguishment of debt	—	—	(711)	(1,659)
Equity in earnings of equity investments	—	—	—	3,136
Gain on sale of equity investments	—	—	—	116,287
Income from continuing operations	29,746	30,150	94,368	211,607
Income (loss) from discontinued operations	—	32	—	(76)
Gain on sale of properties	2,408	1,172	2,408	1,172
Net income	32,154	31,354	96,776	212,703
Preferred distributions	(15,402)	(9,234)	(46,204)	(29,976)
Excess redemption price paid over carrying value of preferred shares	—	—	—	(6,914)
Net income available for common shareholders	$16,752	$22,120	$50,572	$175,813

Calculation of Funds from Operations, or FFO (1):
Net income	$32,154	$31,354	$96,776	$212,703
Plus: depreciation and amortization	46,116	41,078	135,413	119,230
Loss on early extinguishment of debt:
Add: amount included in total expenses	—	—	711	1,659
Less: portion settled in cash	—	—	—	—
Gain on sale of properties:
Less: amount included in net income	(2,408)	(1,172)	(2,408)	(1,172)
Add: land sales	2,408	—	2,408	—
Less: gain on sale of equity investments	—	—	—	(116,287)
Less: equity in earnings of equity investments	—	—	—	(3,136)
Plus: FFO from equity investments	—	—	—	6,426
FFO	78,270	71,260	232,900	219,423
Less: preferred distributions	(15,402)	(9,234)	(46,204)	(29,976)
FFO available for common shareholders	$62,868	$62,026	$186,696	$189,447

Weighted average common shares outstanding – basic	212,078	209,992	211,475	209,941
Weighted average common shares outstanding – diluted (2)	241,271	209,992	240,668	209,941

Per common share:
Income from continuing operations available for common shareholders – basic and diluted	$0.07	$0.10	$0.23	$0.83
Income (loss) from discontinued operations – basic and diluted	$0.01	$0.01	$0.01	$0.01
Net income available for common shareholders – basic and diluted	0.08	0.11	0.24	0.84
FFO available for common shareholders – basic	0.30	0.30	0.88	0.90
FFO available for common shareholders – diluted	0.29	0.30	0.85	0.90

Common distributions paid	0.21	0.21	0.63	0.63

(1)   We compute FFO as shown in the calculations above.  Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt unless settled in cash.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of depreciated operating properties, FFO can facilitate a comparison of operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

(2)   At September 30, 2007, we had 15,180 series D preferred shares that were convertible into 29,193 common shares.  The effect of our series D convertible preferred shares on income from continuing operations and net income available for common shareholders per share is anti-dilutive to income but dilutive to FFO for the quarter and nine months ended September 30, 2007.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Net income available for common shareholders	$16,752	$22,120	$50,572	$175,813
Add - Series D convertible preferred distributions	6,167	—	18,501	—
Net income available for common shareholders – diluted	$22,919	$22,120	$69,073	$175,813

FFO available for common shareholders	$62,868	$62,026	$186,696	$189,447
Add - Series D convertible preferred distributions	6,167	—	18,501	—
FFO available for common shareholders – diluted	$69,035	$62,026	$205,197	$189,447

Weighted average common shares outstanding – basic	212,078	209,992	211,475	209,941
Effect of Series D preferred shares	29,193	—	29,193	—
Weighted average common shares outstanding – diluted	241,271	209,992	240,668	209,941

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	September 30,	December 31,
	2007	2006
		(audited)
ASSETS
Real estate properties:
Land	$1,175,940	$1,143,109
Buildings and improvements	4,873,816	4,619,164
	6,049,756	5,762,273
Accumulated depreciation	(770,839)	(668,460)
	5,278,917	5,093,813
Acquired real estate leases	156,743	167,879
Cash and cash equivalents	25,639	17,783
Restricted cash	17,410	21,635
Rents receivable, net of allowance for doubtful accounts of $5,810 and $4,737, respectively	191,591	172,566
Other assets, net	130,212	102,273
Total assets	$5,800,512	$5,575,949

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$38,000	$40,000
Senior unsecured debt, net	2,239,424	1,941,173
Mortgage notes payable, net	397,435	416,058
Accounts payable and accrued expenses	88,122	93,734
Dividends payable	—	44,111
Acquired real estate lease obligations	39,612	41,833
Rent collected in advance	20,124	19,592
Security deposits	16,031	15,972
Due to affiliates	23,228	12,708
Total liabilities	2,861,976	2,625,181

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 12,000,000 shares issued and outstanding, aggregate liquidation preference $300,000	289,849	289,849
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
300,000,000 shares authorized; 212,457,190 and 210,051,590 shares issued and outstanding, respectively	2,125	2,101
Additional paid in capital	2,802,869	2,774,461
Cumulative net income	1,800,130	1,703,354
Cumulative common distributions	(2,204,198)	(2,115,299)
Cumulative preferred distributions	(265,524)	(216,983)
Total shareholders’ equity	2,938,536	2,950,768
Total liabilities and shareholders’ equity	$5,800,512	$5,575,949